UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 16, 2004

THE WET SEAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18632 (Commission File Number)	33-0415940 (IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California (Address of Principal Executive Offices)	92610 (Zip Code)

Registrant’s telephone number, including area code:	(949) 583-9029

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d- 2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On December 16, 2004, The Wet Seal, Inc. (the “Company”) issued a press release to announce the appointment of Joel N. Waller as Chief Executive Officer, effective as of February 1, 2005 (the “Effective Date”). The information provided in Item 8.01 of this Current Report on Form 8-K regarding the employment agreement entered into between the Company and Mr. Waller is incorporated herein by reference.

        A copy of the press release appears as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 8.01. Other Events.

        On December 16, 2004, the Company and Mr. Waller entered into an Employment Agreement (the “Agreement”) setting forth the terms of Mr. Waller’s employment with the Company as its President and Chief Executive Officer, effective as of the Effective Date.

        The Agreement sets forth the terms of Mr. Waller’s employment, including: (i) a base salary of $650,000, (ii) an annual performance bonus to be paid in accordance with the Company’s incentive plan, with a target award up to 100% of Mr. Waller’s base salary and a maximum incentive opportunity up to 200% of his base salary, and (iii) 2,400,000 performance shares of the Company’s Class A common stock (the “Shares”) to be granted on the Effective Date (or as soon as practicable thereafter) under the terms of the Company’s 2005 stock incentive plan (the “Plan”), which are not inconsistent with the terms of the performance shares award agreement to be entered into on the Effective Date by the Company and Mr. Waller (the “Award Agreement”), or, if the Plan is not approved by the stockholders by the Effective Date, then such Shares shall be granted as an inducement grant in accordance with the Nasdaq rules.

        The Award Agreement provides that the Shares will be granted in two tranches of 1,200,000 shares each (“Tranche 1” and “Tranche 2” respectively), subject to certain restrictions. In particular, prior to vesting of the Shares, Mr. Waller may not transfer the Shares, except to his immediate family members for no consideration or as provided in the Plan or the Award Agreement.

        The Shares will vest as follows: (i) 600,000 of the Tranche 1 Shares will vest if, at any time following the first anniversary of the Effective Date and before the third anniversary of the Effective Date (the “Tranche 1 Vesting Period”), the weighted average closing price of the Company’s stock for any trailing 20 trading days (the “20-Day Average”) during the Tranche 1 Vesting Period equals or exceeds $3.50 per share; an additional 200,000 of the Tranche 1 Shares will vest (until the entire Tranche 1 is 100% vested) each time the 20-Day Average price of the Company’s stock during the Tranche 1 Vesting Period equals or exceeds $4.00, $4.50 and $5.00 per share; and, for the avoidance of doubt, if the 20-Day Average equals or exceeds $5.00 per share at any time during the Tranche 1 Vesting Period, 100% of Tranche 1 shall vest; and (ii) 200,000 of the Tranche 2 Shares will vest if, at any time following the second anniversary of the Effective Date and before the third anniversary of the Effective Date (the “Tranche 2 Vesting Period”), the 20-Day Average during the Tranche 2 Vesting Period equals or exceeds $5.50 per share; an additional 200,000 of the Tranche 2 Shares will vest (until the entire Tranche 2 is 100% vested) each time the 20-Day Average price of the Company’s stock during the Tranche 2 Vesting Period equals or exceeds $6.00, $6.50, $7.00, $7.50 and $8.00 per share; and, for the avoidance of doubt, if the 20-Day Average equals or exceeds $8.00 per share at any time during the Tranche 2 Vesting Period, 100% of Tranche 2 shall vest. If any of the Shares are still outstanding as of the third anniversary of the Effective Date and have not otherwise vested after giving effect to the vesting provisions of clauses (i) and (ii) above, the unvested Shares shall automatically be forfeited without the payment of any consideration to Mr. Waller.

        A copy of the Agreement (and of the Award Agreement as Exhibit A thereto) is filed herewith as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

10.1	Employment Agreement entered into between the Company and Mr. Waller

99.1	Press release, dated December 16, 2004, issued by the Company

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2004	THE WET SEAL, INC. (Registrant) By: /S/ DOUGLAS FELDERMAN —————————————— Name: Douglas Felderman Title: Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10 .1	Employment Agreement entered into between the Company and Mr. Waller

99 .1	Press release, dated December 16, 2004, issued by the Company